EXHIBIT 23.5

        CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 19, 1996, with respect to the financial statements of Turf Specialty, Inc., included in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc., for the registration of its common stock.

BIGELOW & COMPANY
Certified Public Accountants, P.C.
By:
/s/ Paul E. Philippe
Paul E. Philippe
Certified Public Accountant

November 27, 1996
Manchester, New Hampshire